                                                               Exhibit 10.50


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                   CONTRACT


Contract No.: UTA-BJ-0011-004                                  Project No.: PAS

The Buyer:                                The Seller:

Henan Telecommunications Corporation,     UTStarcom (China) Ltd.
Luoyang Branch

No. 216 Zhong Zhou Zhong Street,          11th Floor, CNT Manhattan Building,
Luoyang, 471000                           No. 6 Chao Yang Men Bei Da Jie Street,
                                          Beijing, 100027

Tel: (0379) - 9937662                     Tel: (010)-65542030
Fax: (0379) - 3942706                     Fax: (010)-65542058



         This contract is made between the Buyer and the Seller, whereby the Buyer agrees to buy and the Seller agrees to sell the under-mentioned commodities according to the terms and conditions as stipulated hereinafter: PAS Wireless Citywide Telephone System.

     1.   Total Contract Price: [*]

     2. Name of Commodities or Services: PAS Citywide Telephone System for Henan telecommunications Corporation, Luoyang Branch.

               (Please refer to the attached list for quantity, specifications and unit price.)

     3.   Date of Shipment: [*].

     4. Place of Destination: Henan telecommunications Corporation, Luoyang Branch (No. 216 Zhong Zhou Zhong Street Luoyang) and Yanshi Telecommunication Bureau.

     5.   Packing:

               The goods shall be packed in new strong cases suitable for long distance transportation and well protected against dampness, moisture, shook and rust. The Seller shall be liable for any damage to the goods on account of improper packing.

     6.   Shipping Marks:

               The Seller is required to mark clearly on the surface of each package the package number, measurements and such cautions as "This Side Up", "Handle with Care" and "Keep Away from Moisture" in unfading ink and put on shipping marks.

     7.   Transportation:

          7.1 The Seller shall bear all the expenses and risks involved in the handling of the goods until the moment when the goods have officially been handed over to the relevant transportation unit designated by the Buyer.

          7.2 The transportation and insurance costs from Hangzhou or Huizhou Railway Stations (or from the Sellers' warehouse, if shipped by highway) to the place of destination designated by the Buyer shall be borne by the Buyer.

     8.   Acceptance of Goods:

          8.1 Upon arrival of the goods, the Buyer shall check the goods immediately in the presence of the Seller's representative and sign on the shipping list as a certificate of acceptance of the goods. If shipped by air, railway or postal service, the carrier's shipping list shall serve as a certificate of acceptance of the goods.

          8.2 In case of missing parts or damages due to the Seller's improper packing, the Buyer shall make a detail record, or commission the China Commodity Inspection Bureau for a reexamination and issuance of a certificate, or require the representatives of the Buyer and the Seller to sign a memorandum to serve as a certificate for the replacement of missed or damaged parts. If the Buyer opens the cases by itself or fails to make a written claim on missing or damaged parts within [*] upon arrival of the goods, the Buyer shall be deemed to have accepted the goods.

     9.   Terms of Payment:

               General Provisions:

               If the payment by the Buyer to the Seller is made in [*], the exchange rate shall be based on the average price of a given foreign currency published by the People's Bank of China on the same day when the Seller receives such payment.

               The payment shall be made by T/T to Beijing Industry and Commerce Bank of China, Chao Yang Branch, Ri Tan Lu Office, for the account number [*].

          9.1  Terms of Payment for the Equipment as Follows:

               9.1.1 Down Payment

                         [*] of the total contract price, or [*] shall be paid
                     as down payment by the Buyer to the Seller within [*] upon execution of the Contract.

                         If the down payment is delayed, the date of shipment
                     for the goods will be delayed accordingly.

               9.1.2 Payment upon Arrival of the Goods

                         [*] of the total contract price, or [*] shall be paid
                     by the Buyer within [*] upon arrival of all the equipment.

               9.1.3 The remaining [*] of the total contract price, or [*] shall be paid by the Buyer within [*] upon certification of quality of final test or within [*] upon arrival of the goods, whichever is earlier.

          9.2 In the event that a payment required by Section 9.1 is not made by the Buyer within the stipulated time, the Buyer shall pay to the Seller, in addition to the amount owned, a late payment penalty equal to [*] of the amount owned per week. Any fractional part of a week is to be considered as a full week. The total amount of late payment penalty shall not, however, exceed [*] of the total amount owned.

     10.  Equipment Installation:

          10.1 The Buyer is responsible for the installation of the equipment.

          10.2 The Seller is responsible for the technical support during the installation of the equipment.

     11.  Warranty:

          11.1 The Seller warrants the equipment supplied hereunder to be free from defects in workmanship and materials. The Seller's warranty for equipment and materials will commence upon delivery of the goods and will continue for a period of [*]. During the warranty period, the Seller will, at its option, either repair or replace those equipment and materials not in conformity with the aforementioned warranty. If the Buyer determines that certain parts be returned to the Seller, the [*] shall bear the transportation cost for the return of such parts inside China and for the return of the repaired or replaced parts to the Buyer's site.

          11.2 The Seller warrants to eliminating errors from the software it provides.

          11.3 The foregoing warranty does not extend to any equipment or part that has been:

               11.3.1 Damaged due to improper use or accidents;

               11.3.2 Wired, repaired or altered by anyone other than the Seller or its representatives;

               11.3.3 Damaged due to improper installation, storage, handling or maintenance by anyone other than the Seller or its representatives; and

               11.3.4 Removed from its original site of installation, or due to expendable components such as fuses, light bulbs, motor brushes and the like.

     12.  Force Majeure

               The Seller shall not be liable for any loss, damage, delay of the goods or failure of their performance resulting directly or indirectly from any cause which is beyond its reasonable control, which includes but is not limited to the laws, regulations, acts of any government authorities.

     13.  Late Delivery and Penalty:

               In case of delayed shipment, except for force majeure, the Seller shall pay to the Buyer for every week of delay a penalty amounting to [*] of the total value of the goods whose shipment has been delayed. Any fractional part of a week is to be considered as a full week. The total amount of penalty shall not, however, exceed [*] of the total value of the goods involved in late shipment and is to be deducted from the amount due at the time of payment.

     14.  Arbitration

               The parties shall strictly execute this Contract in accordance with the relevant laws and regulations of the PRC. All disputes arising out of the execution of the Contract shall be settled through mutual understanding and friendly negotiations. In case no settlement can be reached through negotiations, either party can apply to the appropriate organization for arbitration or medication. The arbitration fees shall be borne by the losing party.

     15.  Limitation of Liability

          15.1 In the event of any breach of this Contract by the Seller, or of any losses or injuries to the Buyer arising out of this Contract for which the Seller is liable, the Seller's total cumulative liability for such breaches, losses and injuries shall be the lesser of:

               a. The actual value of the damages or losses caused to the Buyer.

               b.   The total payment made to the Seller.

          15.2 The Seller shall not be liable for any consequential or incidental losses or damages resulting from this Contract.

     16.  Validity and Termination of the Contract and Miscellaneous Matters:

          16.1 This Contract will come into force upon affixation of the seals by the parties and execution by the representatives of the parties.

          16.2 This Contract will be terminated upon fulfillment of the respective duties and obligations by the parties.

          16.3 The Seller hereby grants the Buyer the license to use the software contained within the equipment purchased. The Buyer or its representatives shall not de-compile, disassemble or reverse the software unless consented in writing by the Seller.

          16.4 This Contract can only be amended by an instrument in writing signed and sealed by the duly authorized representatives of the parties.

          16.5 During the course of performance of this Contract, all notices between the parties shall be delivered by telex, facsimile or certified mail.

          16.6 This Contract is made in both Chinese and English, and the versions in two languages shall be equally authentic. In case of discrepancy between the two versions, the Chinese version will prevail.

     17.  Remarks:

               The Contract is made in two originals, of which each party holds one.

         The Buyer:

         Henan Telecommunications Corporation, Luoyang Branch
                       (Corporate Seal)


         Representative: (Signature)
         Date:   October 28, 2000


         The Seller:

         UTStarcom (China) Ltd.



         Representative: (Signature)
         Date:   October 28, 2000